Exhibit 10.3

REGISTRATION RIGHTS AGREEMENT
by and among
The Walt Disney Company
and
George W. Lucas, Jr.
as trustee of
The George W. Lucas, Jr. Fourth Amended and Restated Living Trust,
dated as of May 18, 2009
Dated as of December 21, 2012

This REGISTRATION RIGHTS AGREEMENT (the “Agreement”) dated as of December 21, 2012, by and among The Walt Disney Company, a Delaware corporation (“Parent”), and George W. Lucas, Jr., as trustee of The George W. Lucas, Jr. Fourth Amended and Restated Living Trust, dated as of May 18, 2009 (the “Shareholder”).
WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of October 30, 2012 (the “Merger Agreement”), by and among Parent, Valor Acquisition Sub, Inc., a California corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), Valor Merger Sub, LLC, a single member Delaware limited liability company and a direct wholly owned subsidiary of Parent (“Merger LLC”), Lucasfilm Ltd., a California corporation and predecessor in interest of Lucasfilm Ltd. LLC, a California limited liability company (the “Company”), GDEE Inc., a California corporation (“NewCo”), and Lucas, as Shareholder Representative, Parent will acquire the Company through a merger of Merger Sub with and into NewCo with NewCo surviving (the “Merger”).
WHEREAS, it is a condition to the obligation of the Company, NewCo, Parent, Merger Sub and Merger LLC to effect the Merger that this Agreement be executed and delivered.
NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:
1.DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:
“Affiliate” shall mean with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agents” shall have the meaning set forth in Section 5.1.
“Agreement” shall have the meaning set forth in the Preamble hereto.
“Blackout Notice” shall have the meaning set forth in Section 2.4.
“Blackout Period” shall have the meaning set forth in Section 2.4.
“Claims” shall have the meaning set forth in Section 5.1.
“Company” shall have the meaning set forth in the Recitals hereto.
“Effectiveness Period” shall have the meaning set forth in Section 4.1(b).

“Electing Holders” shall have the meaning set forth in Section 2.1(a).
“Eligible Holder” shall have the meaning set forth in Section 2.1(a).
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, or any successor statute.
“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.
“Holder” shall mean the Shareholder for so long as it owns directly or indirectly any Registrable Securities and its Permitted Transferees for so long as such Permitted Transferees own any Registrable Securities.
“Holders’ Counsel” shall mean one firm of counsel to the Holders of Registrable Securities, which counsel shall be selected by the Holders of a majority of the Registrable Securities.
“Inspectors” shall have the meaning set forth in Section 4.1(g).
“Lucas” means Mr. George W. Lucas, Jr.
“Merger” shall have the meaning set forth in the Recitals hereto.
“Merger Agreement” shall have the meaning set forth in the Recitals hereto.
“Merger Sub” shall have the meaning set forth in the Recitals hereto.
“Merger LLC” shall have the meaning set forth in the Recitals hereto.
“NewCo” shall have the meaning set forth in the Recitals hereto.
“Parent” shall have the meaning set forth in the Preamble hereto.
“Parent Common Stock” shall mean the common stock, par value $.01 per share, of Parent.
“Permitted Transferees” shall mean (i) any Person to whom the Shareholder transfers Registrable Securities by will or intestacy, (ii) Lucas or any spouse, domestic partner, parent, sibling, child or grandchild of Lucas, (iii) any trust all of the current beneficiaries and presumptive remaindermen of which are one or more of the individuals described in clause (ii); or (iv) any charitable organization listed on Schedule 1 hereto to which the Shareholder has donated at least 2,000,000 shares of Registrable Securities; provided that any such transferee shall have executed and delivered to Parent an agreement whereby such transferee becomes a party to this Agreement. For this purpose, “presumptive remaindermen” shall refer to those individuals entitled to a share of the trust’s assets if it were then to terminate.

“Person” shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Prospectus” shall mean the prospectus included in a Registration Statement (including, without limitation, any preliminary prospectus and any prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), and any such Prospectus as amended or supplemented by any prospectus supplement, and all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference (or deemed to be incorporated by reference) therein.
“Records” shall have the meaning set forth in Section 4.1(g).
“Registrable Securities” shall mean (i) the shares of Parent Common Stock issued to the Shareholder in the Merger and (ii) any and all equity interests of Parent or any successor or assign of Parent (whether by merger, consolidation, sale of assets or otherwise) that may be issued in respect of, in exchange for, or in substitution for such shares of Parent Common Stock by reason of any distribution, stock dividend, split (forward or reverse), combination, recapitalization, reclassification, merger, consolidation or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities have been sold pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act or such securities may be sold by such Holder to the public without registration in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or (C) such securities shall have ceased to be outstanding.
“Registration” shall mean the registration required to be effected by Parent pursuant to Section 2.1.
“Registration Expenses” shall mean any and all reasonable and customary expenses incident to performance of or compliance with this Agreement by Parent and its subsidiaries, including, without limitation (i) all SEC, stock exchange, FINRA and other registration, listing and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws and compliance with the rules of any stock exchange (including reasonable fees and disbursements of counsel in connection with such compliance and the preparation of a blue sky memorandum and legal investment survey), (iii) all reasonable and customary expenses of any Persons retained by Parent in preparing or assisting in preparing, word processing, printing, distributing, mailing and delivering any Registration Statement, any Prospectus, securities certificates and other documents relating to the performance of or compliance with this Agreement, (iv) the fees and disbursements of counsel for Parent, (v) the reasonable and customary fees and disbursements of Holders’ Counsel in connection with the filing of the Registration Statement under Section 2.1, and (vi) the reasonable and customary fees and disbursements of all independent public accountants

(including the expenses of any audit and/or “cold comfort” letters) and the reasonable and customary fees and expenses of other Persons, including experts, retained by Parent; provided, however, Registration Expenses shall not include discounts and commissions payable to underwriters, selling brokers, dealer managers or other similar Persons engaged in the distribution of any of the Registrable Securities and applicable transfer and documentary stamp taxes, if any.
“Registration Statement” shall mean any registration statement of Parent that covers any Registrable Securities and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference (or deemed to be incorporated by reference) therein.
“SEC” shall mean the Securities and Exchange Commission, or any successor agency having jurisdiction to enforce the Securities Act.
“Securities Act” shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder, or any successor statute.
“Shareholder” shall have the meaning set forth in the Preamble hereto.
“Shelf Registration” shall have the meaning set forth in Section 2.1(a).
“Underwriters” shall mean the underwriters, if any, of the offering of Registrable Securities pursuant to an Underwritten Shelf Take-Down.
“Underwritten Shelf Take-Down” shall have the meaning set forth in Section 2.1(b).
“Withdrawn Registration” shall have the meaning set forth in Section 2.1(a).
“Withdrawn Request” shall have the meaning set forth in Section 2.1(a).
2.    REGISTRATION UNDER THE SECURITIES ACT.
2.1    Registration.
(a)    Right to Registration. Subject to Section 2.4, within 30 days after the date of this Agreement, Parent shall use its commercially reasonable efforts to register under the Securities Act all of the Registrable Securities then held by all Holders on Form S‑3 (including pursuant to Rule 415 under the Securities Act (a “Shelf Registration”)) by filing with the SEC a Registration Statement. The intended method of distribution to be included in the Shelf Registration is set forth in Annex A attached hereto. If Parent is a “well known seasoned issuer” (as defined in Rule 405 under the Securities Act), the Registration Statement shall be an Automatic Shelf Registration Statement (as defined in Rule 405 promulgated under the Securities Act). Subject to Section 2.4, Parent shall, as expeditiously as possible but in any event within 30 days after the date of this Agreement, use its commercially reasonable efforts to cause to be filed with the SEC the Registration Statement providing for the registration under the Securities Act of all of the Registrable Securities then held by all Holders. Parent agrees to include in any such Registration Statement all information about a selling Holder which such selling Holder, upon advice of counsel, shall reasonably request, and which is provided to Parent at least 10 days prior to the date Parent is required to file the Registration Statement. Parent shall use its commercially reasonable efforts to have such Registration Statement declared effective by the SEC as soon as practicable thereafter. Once declared effective by the SEC, Parent shall use its commercially reasonable efforts to keep any Registration Statement continuously effective for the Effectiveness Period.
A request to withdraw the filing of the Registration Statement (a “Withdrawn Request”) by the Holders of a majority of the Registrable Securities (the “Electing Holders”) may be withdrawn prior to the effectiveness thereof by the Electing Holders (a “Withdrawn Registration”), and such withdrawal shall be treated as if the Registration required by the Company shall have been effected pursuant to this Section 2.1, unless the Electing Holders reimburse Parent for its reasonable out-of-pocket Registration Expenses relating to the preparation and filing of such Registration Statement; provided, however, that if a Withdrawn Request or Withdrawn Registration Statement is made (A) because of a material adverse change in the business, financial condition or prospects of Parent, or (B) because of a postponement of such registration pursuant to Section 2.4, or (C) because Parent shall fail to file the Registration Statement within the time period specified by this Agreement other than as a result of a postponement pursuant to Section 2.4, then such withdrawal shall not be treated as a Registration effected pursuant to this Section 2.1, and Parent shall pay all Registration Expenses in connection therewith.
(b)    Underwritten Shelf Take-Down; Selection of Underwriters. In connection with any proposed underwritten resale of Registrable Securities (an “Underwritten Shelf Take-Down”) that is pursuant to a Shelf Registration, each Holder participating in such Underwritten Shelf Take-Down agrees, in an effort to conduct any such Underwritten Shelf Take-Down in the most efficient and organized manner, to coordinate reasonably with the other Holders prior to initiating any sales efforts and cooperate reasonably with the other Holders as to the terms of such Underwritten Shelf Take-Down, including, without limitation, the aggregate amount of Registrable Securities to be sold and the number of Registrable Securities to be sold by each Holder in the Underwritten Shelf Take-Down. The sole or managing Underwriters and any additional investment bankers and managers to be used in connection with an Underwritten Shelf Take-Down shall be selected by Parent, subject to the prior written consent of the Holders of a majority of the Registrable Securities participating in such Underwritten Shelf Take-Down, such consent to not be unreasonably withheld or delayed. Notwithstanding anything herein to the contrary, in no event shall Holders be entitled to effect an Underwritten Shelf Take-Down (x) unless the aggregate gross proceeds expected to be received from the sale of Registrable Securities in such Underwritten Shelf Take-Down are at least $512,383,712 and (y) on more than three (3) occasions.
(c)    Effective Registration Statement; Suspension. A Registration Statement shall not be deemed to have become effective (and the registration required by Section 2.1(a)

will not be deemed to have been effected) (i) unless it has been declared effective by the SEC and remains effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement for the time period specified herein, or (ii) if the offering of any Registrable Securities pursuant to such Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court.
(d)    Certain Registration Amendments and Supplements. If a Person becomes a Holder of at least 10,000 shares of Registrable Securities (“Eligible Holder”) after a Shelf Registration becomes effective under the Securities Act, Parent shall, as promptly as is reasonably practicable following delivery of written notice to Parent of such Person becoming an Eligible Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration (with such notice to include all information regarding such Eligible Holder that is required by applicable law to be included in a Registration Statement with respect to a selling secutiryholder), and in any event within 20 calendar days after receipt by Parent of a valid notice:
(1)    if required and permitted by applicable law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration and any necessary supplement or amendment to any document incorporated therein by reference and file any other required document with the SEC so that such Eligible Holder is named as a selling securityholder in the Shelf Registration and the related prospectus in such a manner as to permit such Eligible Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law; provided however, that if a post-effective amendment is required by the rules and regulations of the SEC in order to permit resales by such Holder, Parent shall not be required to file more than three post-effective amendments or supplements to the related prospectus for such purpose in any calendar year;
(2)    if, pursuant to Section 2.1(d)(1) hereof, Parent shall have filed a post-effective amendment to the Shelf Registration, use its commercially reasonable efforts to cause such post-effective amendment to become effective under the Securities Act as soon as reasonably practicable thereafter; and
(3)    notify such Eligible Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2.1(d)(1) hereof.
(e)    S-3 Eligibility. Parent shall use its commercially reasonable efforts to remain a well known seasoned issuer eligible to use an Automatic Shelf Registration Statement on Form S‑3.
2.2    Expenses. Parent shall pay all Registration Expenses in connection with the Registration, whether or not such registration shall become effective and whether or not all Registrable Securities are withdrawn or otherwise ultimately not included in such registration, except as otherwise provided with respect to a Withdrawn Request and a Withdrawn Registration in Section 2.1(a). The Holders shall pay and be responsible for and shall indemnify and hold

Parent harmless against all expenses (other than Registration Expenses) in connection with the offer and sale of the Holders’ Registrable Securities. Without limiting the generality of the foregoing, the Holders shall pay all discounts and commissions payable to underwriters, selling brokers, managers or other similar Persons engaged in the distribution of the Holders’ Registrable Securities pursuant to any registration pursuant to this Section 2 and applicable transfer and documentary stamp taxes, if any.
2.3    Underwritten Offerings.
(a)    Underwritten Shelf Take-Downs. If requested by the sole or lead managing Underwriter for any Underwritten Shelf Take-Down, Parent shall enter into a customary underwriting agreement with the Underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to Parent and to the Holders of a majority of the Registrable Securities participating in such Underwritten Shelf Take-Down and to contain such representations and warranties by Parent and such other terms as are customary in agreements of that type, including, without limitation, indemnification and contribution to the effect and to the extent provided in Section 5.
(b)    Holders to be Party to Underwriting Agreement. The Holders participating in an Underwritten Shelf Take-Down shall be party to the underwriting agreement between Parent and such Underwriters and may, at such Holders’ option, require that any or all of the representations and warranties by, and the other agreements on the part of, Parent to and for the benefit of such Underwriters shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such Underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders; provided, however, that Parent shall not be required to make any representations or warranties with respect to written information provided by such Holders for inclusion in the Registration Statement pursuant to Section 4.2. No such Holder shall be required to make any representations or warranties to, or agreements with, Parent or the Underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s Registrable Securities and such Holder’s intended method of disposition.
(c)    Participation in Underwritten Registration. Notwithstanding anything herein to the contrary, no Person may participate in any Underwritten Shelf Take-Down hereunder unless such Person (i) agrees to sell its securities on the terms and conditions provided in any underwriting agreement pertaining to such Underwritten Shelf Take-Down approved by the Persons entitled hereunder to approve such arrangement and (ii) accurately completes and executes in a timely manner all questionnaires, powers of attorney, custody agreements, lock-up agreements, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.
2.4    Postponements. Parent shall be entitled to postpone a Registration (including, for the avoidance of doubt, the filing of the Shelf Registration under Section 2.1(a)) and to require the Holders to discontinue the disposition of their securities covered by a Shelf Registration during any Blackout Period (as defined below) (i) if Parent reasonably and in good faith determines that effecting such a registration or continuing such disposition at such time would have an adverse effect upon a proposed sale of all (or substantially all) of the assets of Parent or a merger, reorganization, recapitalization or similar transaction affecting the capital structure or equity ownership of Parent or other extraordinary transaction involving Parent or any of its material subsidiaries or divisions or (ii) if Parent is in possession of material information which Parent reasonably and in good faith determines is not in the best interest of Parent to disclose in a registration statement at such time; provided, however, that Parent may only delay a Registration pursuant to this Section 2.4 by delivery of a Blackout Notice (as defined below) under Section 2.1 for no longer than 45 days from the date of the Blackout Notice (or such earlier time as such transaction is consummated, abandoned or no longer proposed or the material information has been made public) (the “Blackout Period”). The Blackout Period shall be terminated if, in the case of a deferral pursuant to the preceding sentence, the proposed transaction is disclosed or terminated. There shall not be more than two (2) Blackout Periods in any twelve (12) month period and not for more than an aggregate of 60 days (provided, however, that, for the initial twelve (12) month period following the date of this Agreement, this number of days will be increased by the number of days less than 30 days following the date of this Agreement in which Parent files the Registration Statement pursuant to Section 2.1, if any) during any twelve (12) month period. Parent shall promptly notify the Electing Holders in writing (a “Blackout Notice”) of any decision to postpone a Registration or to discontinue sales of Registrable Securities covered by a Shelf Registration pursuant to this Section 2.4 and shall include a general statement of the reason for such postponement, if applicable, an approximation of the anticipated delay and an undertaking by Parent promptly to notify the Electing Holders as soon as a Registration may be effected or sales of Registrable Securities covered by a Shelf Registration may resume, which in either case such resumption shall take place no later than 20 calendar days following the consummation or termination of the transaction or disclosure of the material information, as applicable. The Electing Holders shall treat all notices received from Parent pursuant to this Section 2.4 in the strictest confidence and shall not disseminate such information.
3.    [Intentionally Omitted].
4.    REGISTRATION PROCEDURES.
4.1    Obligations of Parent. Subject to Section 2.4, whenever Parent is required to effect the registration of Registrable Securities under the Securities Act pursuant to Section 2 of this Agreement, Parent shall, as promptly as practicable:
(d)    prepare and file with the SEC the requisite Registration Statement to effect such registration, which Registration Statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and Parent shall use its commercially reasonable efforts to cause such Registration Statement to become effective; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, Parent shall (i) provide Holders’ Counsel and any other Inspector with a reasonable opportunity to review such Registration Statement and each Prospectus included therein (and each amendment or supplement thereto or comparable statement but excluding any filing made under the Exchange Act that is incorporated by reference therein) to be filed with the SEC, and (ii) not file any such Registration Statement or Prospectus (or amendment or supplement thereto or comparable statement) with the SEC to which Holders’ Counsel, the Electing Holders or any other Inspector shall have reasonably objected on the grounds that such filing does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;
(e)    prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary (i) to keep such Registration Statement effective, and (ii) to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement, in each case until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller(s) thereof set forth in such Registration Statement; provided, that Parent shall cause such Registration Statement to remain effective for a period ending on the earliest to occur of (i) the date on which all the Holders’ Registrable Securities have been sold pursuant to such Registration Statement, (ii) the date the Registrable Securities may be sold by a Holder to the public without registration in compliance with Rule 144 under the Securities Act (or any similar rule then in force) and (ii) the third (3rd) anniversary of the effective date of such registration statement (the “Effectiveness Period”);
(f)    furnish, without charge, to the Electing Holders and each Underwriter, if any, of the securities covered by such Registration Statement, such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits), and the Prospectus included in such Registration Statement (including each preliminary Prospectus) in conformity with the requirements of the Securities Act, and other documents, as the Electing Holders and Underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by the Holders (Parent hereby consenting to the use in accordance with applicable law of each such Registration Statement (or amendment or post-effective amendment thereto) and each such Prospectus (or preliminary prospectus or supplement thereto) by the Electing Holders and the Underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Registration Statement or Prospectus);
(g)    prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as the Electing Holders or the sole or lead managing Underwriter, if any, may reasonably request to enable the Holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Holders and to continue such registration or qualification in effect in each such jurisdiction for as long as such Registration Statement remains in effect (including through new filings or amendments or renewals); and do any and all other acts and things that may be necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Holders; provided, however, that Parent shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.1(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction;
(h)    use its commercially reasonable efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the Holders to consummate the disposition of such Registrable Securities;
(i)    promptly notify Holders’ Counsel, the Electing Holders and the sole or lead managing Underwriter, if any: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any state securities or blue sky authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, (iv) of the receipt by Parent of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose, (v) of the existence of any fact of which Parent becomes aware or the happening of any event which results in (A) the Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein not misleading, or (B) the Prospectus included in such Registration Statement containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statements therein, in the light of the circumstances under which they were made, not misleading, (vi) if at any time the representations and warranties contemplated by Section 2.3(b) cease to be true and correct in all material respects, and (vii) of Parent’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate or that there exists circumstances not yet disclosed to the public which make further sales under such Registration Statement inadvisable pending such disclosure and post-effective amendment; and, if the notification relates to an event described in any of the clauses (ii) through (vii) of this Section 4.1(f), Parent shall, subject to its postponement rights under Section 2.4, promptly prepare a supplement or post-effective amendment to such Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that (1) such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading (and shall furnish to the Electing Holders and each Underwriter, if any, a reasonable number of copies of such Prospectus so supplemented or amended); and if the notification relates to an event described in clause (iii) of this Section 4.1(f), Parent shall use commercially reasonable efforts to prevent the entry of such stop order or to remove it if entered as soon as reasonably practicable after such order is entered;

(j)    make available for inspection by the Electing Holders, any sole or lead managing Underwriter participating in any disposition pursuant to such Registration Statement, Holders’ Counsel and any attorney, accountant or other agent retained by the Holders, or any Underwriter (each, an “Inspector” and, collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of Parent and any subsidiaries thereof as may be in existence at such time (collectively, the “Records”) as shall be necessary, in the opinion of the Electing Holders’ and such Underwriters’ respective counsel, to enable them to exercise their due diligence responsibility and to conduct a reasonable investigation within the meaning of the Securities Act, and cause Parent’s and any subsidiaries’ or officers, directors and employees, and the independent public accountants of Parent, to supply all information reasonably requested by any such Inspectors in connection with such Registration Statement;
(k)    obtain an opinion from Parent’s counsel and a “cold comfort” letter from Parent’s independent public accountants who have certified Parent’s financial statements included or incorporated by reference in such Registration Statement, in each case dated the date of the Prospectus that is part of such Registration Statement (and if such registration involves an Underwritten Shelf Take-Down, dated the date of the closing under the underwriting agreement), in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the sole or lead managing Underwriter, if any, and to the Electing Holders, and furnish to the Electing Holders and to each Underwriter, if any, a copy of such opinion and letter addressed to the Electing Holders (in the case of the opinion) and Underwriter (in the case of the opinion and the “cold comfort” letter);
(l)    provide a CUSIP number for all Registrable Securities and provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such Registration Statement not later than the effectiveness of such Registration Statement;
(m)    otherwise comply with all applicable rules and regulations of the SEC and any other governmental agency or authority having jurisdiction over the offering, and make available to its security holders, as soon as reasonably practicable but no later than 90 days after the end of any 12-month period, an earnings statement (i) commencing at the end of any month in which Registrable Securities are sold to Underwriters in an Underwritten Shelf Take-Down and (ii) commencing with the first day of Parent’s calendar month next succeeding each sale of Registrable Securities after the effective date of a Registration Statement, which statement shall cover such 12-month periods, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;
(n)    if so requested by any Electing Holder, use its commercially reasonable efforts to cause all such Registrable Securities to be listed (i) on each national securities exchange on which Parent’s securities are then listed or (ii) if securities of Parent are not at the time listed on any national securities exchange (or if the listing of Registrable Securities is not permitted under the rules of each national securities exchange on which Parent’s securities are then listed), on a national securities exchange designated by the Electing Holder;

(o)    keep the Electing Holders advised in writing as to the initiation and progress of any registration under Section 2 hereunder;
(p)    enter into and perform customary agreements (including, if applicable, an underwriting agreement in customary form) and provide officers’ certificates and other customary closing documents;
(q)    cooperate with each seller and each underwriter participating in the disposition of such Registrable Shares and their respective counsel;
(r)    cooperate with the Electing Holders and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA and make reasonably available its employees and personnel and otherwise provide reasonable assistance to the Underwriter (taking into account the needs of Parent’s businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any Underwritten Shelf Take-Down;
(s)    furnish to the Electing Holders and the sole or lead managing Underwriter, if any, without charge, at least one manually-signed copy of the Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those deemed to be incorporated by reference);
(t)    cooperate with the Electing Holders and the sole or lead managing Underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the Underwriters or, if not an Underwritten Shelf Take-Down, in accordance with the instructions of the Electing Holders at least three (3) business days prior to any sale of Registrable Securities;
(u)    if requested by the sole or lead managing Underwriter or the Electing Holders, immediately incorporate in a prospectus supplement or post-effective amendment such information concerning the Holders, the Underwriters or the intended method of distribution as the sole or lead managing Underwriter or the Electing Holders reasonably request to be included therein and as is appropriate in the reasonable judgment of Parent, including, without limitation, information with respect to the number of shares of the Registrable Securities being sold to the Underwriters, the purchase price being paid therefor by such Underwriters and with respect to any other terms of the Underwritten Shelf Take-Down of the Registrable Securities to be sold in such offering; make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; and supplement or make amendments to any Registration Statement if requested by the sole or lead managing Underwriter of such Registrable Securities;
(v)    take all reasonable actions to ensure that any Free Writing Prospectus (as defined in Rule 405 of the Securities Act) utilized in connection with any Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(w)    in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, use its commercially reasonable efforts promptly to obtain the withdrawal of such order;
(x)    use its commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and
(y)    use its commercially reasonable efforts to take all other steps necessary to expedite or facilitate the registration and disposition of the Registrable Securities contemplated hereby.
4.2    Seller Information. Parent may require the Holders to furnish to Parent such information regarding the Holders, the Holders’ Registrable Securities and the Holders’ intended method of disposition as Parent may from time to time reasonably request in writing; provided that such information shall be used only in connection with such Registration.
4.3    Notice to Discontinue. Each Holder agrees by acquisition of such Registrable Securities that, upon receipt of any notice from Parent of the happening of any event of the kind described in Section 4.1(f)(ii) through (vii), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4.1(f) and, if so directed by Parent, such Holder shall deliver to Parent (at Parent’s expense) all copies, other than permanent file copies, then in the Holder’s possession of the Prospectus covering such Registrable Securities which is current at the time of receipt of such notice. If Parent shall give any such notice, Parent shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement (including, without limitation, the period referred to in Section 4.1(b)) by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4.1(f) to and including the date when the Holders shall have received the copies of the supplemented or amended prospectus contemplated by and meeting the requirements of Section 4.1(f).
5.    INDEMNIFICATION; CONTRIBUTION.
5.1    Indemnification by Parent. Parent agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its officers, directors, partners, members, shareholders, trustees, employees, Affiliates and agents (collectively, “Agents”) and each Person who controls such Holder (within the meaning of the Securities Act) and its Agents with respect to each registration which has been effected pursuant to this Agreement, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof, and expenses (as incurred or suffered and including, but not limited to, any and all expenses incurred in investigating, preparing or defending any litigation or proceeding, whether commenced or threatened, and the reasonable fees, disbursements and other charges of legal counsel) in respect thereof (collectively, “Claims”), insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to any such registration or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Parent will not be liable in any such case to the extent that any such Claims arise out of or are based upon any untrue statement or alleged untrue statement of a fact or omission or alleged omission of a fact so made in reliance upon and in conformity with written information furnished to Parent by or on behalf of each Holder expressly for use therein.
5.2    Indemnification by the Holders. Each Holder severally and not jointly agrees to indemnify and hold harmless, to the fullest extent permitted by law, Parent and its Agents and each Person who controls Parent (within the meaning of the Securities Act) and its Agents against any and all Claims, insofar as such Claims arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (including any preliminary, final or summary prospectus and any amendment or supplement thereto) related to such registration, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Parent by or on behalf of such Holder expressly for use therein; provided, however, that the aggregate amount that each Holder shall be required to pay pursuant to this Section 5.2 shall in no event be greater than the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claims less all amounts previously paid by the Holders with respect to any such Claims. Such indemnity shall survive the transfer of such securities by the Holders or any Underwriter.
5.3    Conduct of Indemnification Proceedings. Promptly after receipt by an indemnified party of notice of any Claim or the commencement of any action or proceeding involving a Claim under this Section 5, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 5, (i) notify the indemnifying party in writing of the Claim or the commencement of such action or proceeding; provided, that the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under this Section 5, except to the extent the indemnifying party is materially prejudiced thereby, and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any indemnified party shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed in writing to pay such fees and expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such indemnified party within thirty (30) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so, or (C) in the reasonable judgment of any such indemnified party, based upon advice of counsel, a conflict of interest may exist between such indemnified party and the indemnifying party with respect to such claims (in which case, if the indemnified party notifies the indemnifying party, in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such indemnified party). No indemnifying party shall be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. In addition, without the consent of the indemnified party (which consent shall not be unreasonably withheld), no indemnifying party shall be permitted to consent to entry of any judgment with respect to, or to effect the settlement or compromise of any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement, compromise or judgment (1) includes an unconditional release of the indemnified party from all liability arising out of such action or claim, (2) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, and (3) does not provide for any action on the part of any party other than the payment of money damages which is to be paid in full by the indemnifying party.
5.4    Contribution. If the indemnification provided for in Section 5.1 or 5.2 from the indemnifying party for any reason is unavailable to (other than by reason of exceptions provided therein), or is insufficient to hold harmless, an indemnified party hereunder in respect of any Claim, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, in connection with the actions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. If, however, the foregoing allocation is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations; provided, however, that for purposes of this Section 5.5, the relative benefits received by a selling Holders shall be deemed not to exceed the net proceeds received by such selling Holder. The obligations, if any, of the selling Holders to contribute as provided in this Section 5.5 are several in proportion to the relative value of their respective Registrable Securities covered by such Registration Statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any Claim effected without such Person’s consent, which shall not be unreasonably withheld, conditioned or delayed.
The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.5 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a party as a result of any Claim referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in Section 5.4, any legal or other fees, costs or expenses reasonably incurred by such party in connection with any investigation or proceeding. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
5.5    Other Indemnification. Indemnification similar to that specified in the preceding Sections 5.1 and 5.2 (with appropriate modifications) shall be given by Parent and the Holders with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Securities Act. The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract.
6.    GENERAL.
6.1    Amendments and Waivers. The provisions of this Agreement may not be amended, modified, supplemented or terminated, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of Parent and each of the Holders.
6.2    Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (a) on the date of delivery if delivered personally or sent via facsimile (receipt confirmed) or (b) on the first Business Day following the date of dispatch if sent by a nationally recognized overnight courier (providing proof of delivery), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
if to Parent:
Alan N. Braverman
Senior Executive Vice President, General Counsel and Secretary
The Walt Disney Company
500 South Buena Vista Street (MC: 1030)
Burbank, California 91521-1030
Facsimile: (818) 569-5146
Email: alan.n.braverman@disney.com

James M. Kapenstein
Associate General Counsel
The Walt Disney Company
500 South Buena Vista Street (MC: 1245)
Burbank, California 91521-1245
Facsimile: (818) 562-1813
Email: james.kapenstein@disney.com
with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, CA 90071
Facsimile: (213) 687-5600
Attention: Brian J. McCarthy, Esq., Andrew D. Garelick, Esq.
if to the Shareholder:
5858 Lucas Valley Road
Nicasio, CA  94946
Attention: George W. Lucas, Jr.
with a copy (which shall not constitute notice) to:
Howson & Simon LLP
101 Ygnacio Valley Road, Suite 310
Walnut Creek, CA 94596
Telecopy: (925) 977-9064
Attention: Robert Bradley
with a copy to (which shall not constitute notice):
Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94025
Fax: (650) 463-2600
Attention: Christopher Kaufman, Tad Freese, Jamie Leigh
All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; when receipt is acknowledged, if sent by facsimile; on the next business day, if timely delivered to a courier guaranteeing overnight delivery; and five (5) days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid.

6.3    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that, without the prior written consent of Parent, which consent may be withheld in Parent’s sole discretion, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Holder to any Person other than a Permitted Transferee.
6.4    Counterparts. This Agreement may be executed in two or more counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts, taken together, shall constitute one and the same instrument.
6.5    Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires: (1) words of any gender shall be deemed to include each other gender; (2) words using the singular or plural number shall also include the plural or singular number, respectively; (3) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs of this Agreement unless otherwise specified; (4) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless otherwise specified; (5) ”or” is not exclusive; and (6) provisions apply to successive events and transactions.
6.6    Severability. In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.
6.7    Governing Law and Jurisdiction.
(a)    This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.
(b)    The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located in the County of New Castle, State of Delaware over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)    EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
6.8    Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings relating to such subject matter, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between Parent and the other parties to this Agreement with respect to such subject matter.
6.9    Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
[SIGNATURE PAGE NEXT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.
PARENT:
THE WALT DISNEY COMPANY

By:	/s/ James M. Kapenstein Name: James M. Kapenstein Title: Associate General Counsel

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

SHAREHOLDER:
GEORGE W. LUCAS, JR., AS TRUSTEE OF THE GEORGE W. LUCAS, JR. FOURTH AMENDED AND RESTATED LIVING TRUST, DATED MAY 18, 2009

By:	/s/ George W. Lucas, Jr.

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]
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